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                                                                     EXHIBIT 5.1

                                  [LETTERHEAD]

                               November 11, 1996

Netscape Communications Corporation
501 East Middlefield Road
Mountain View, California 94043

    RE:  REGISTRATION STATEMENTS ON FORM S-3

Ladies and Gentlemen:

    We have examined the Registration Statement on Form S-3 (Registration No. 333-15135) filed with the Securities and Exchange Commission (the "Commission") and declared effective on November 8, 1996 (the "Initial Registration Statement") and the Registration Statement on Form S-3 to be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by you with the Commission on November 12, 1996 (as such may be further amended or supplemented, collectively with the Initial Registration Statement, the "Registration Statements"), in connection with the registration under the Securities Act of 1933, as amended, of up to 6,440,000 shares (including an over-allotment option granted to the Underwriters to purchase 840,000 shares) of your Common Stock, par value $.0001 per share (the "Shares"). Of the Shares, 3,090,000 shares (including all shares subject to the above-referenced over-allotment option) are authorized but heretofore unissued, and 3,350,000 shares are issued and outstanding and held by the Selling Stockholders referred to in the Registration Statements. We understand that the Shares are to be sold to the Underwriters for resale to the public as described in the Registration Statements. As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the issuance and sale of the Shares.

    Based on the foregoing, it is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, including the proceedings being taken in order to permit such transaction to be carried out in accordance with applicable state securities laws, the Shares, when issued and sold in the manner described in the Registration Statements and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and nonassessable.

    We consent to the use of this opinion as an exhibit to the Registration Statements and further consent to the use of our name wherever appearing in the Registration Statements, including the prospectus constituting a part thereof, and any amendments thereto.

                                          Very truly yours,

                                          WILSON SONSINI GOODRICH & ROSATI

                                          Professional Corporation

                                          /s/ WILSON SONSINI GOODRICH & ROSATI